UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Honeywell International Inc.
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Honeywell 2015 Annual Meeting Summary of Proxy Matters March - April, 2015

2 Discussion Of 2015 Proxy Matters This report contains “forward - looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward - looking statements. Forward - looking statements are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward - looking statements. Our forward - looking statements are also subject to risks and uncertainties, which can affect our performance in both the near - and long - term. We identify the principal risks and uncertainties that affect our performance in our Form 10 - K and other filings with the Securities and Exchange Commission. Forward Looking Statements

3 Discussion Of 2015 Proxy Matters Discussion Of 2015 Proxy Matters • Review of HON Financial Performance - Incentive Plan Performance Targets / Results • 2014 Leadership And Organizational Changes • Executive Compensation - 2014 Annual Compensation Actions - Actions Related To Leadership Changes & CEO Retention • Shareholder Proposals • Board Structure/Tenure

4 Discussion Of 2015 Proxy Matters Honeywell Financial Performance

5 Discussion Of 2015 Proxy Matters 2014 Summary 5 th Consecutive Year Of Double - Digit Earnings Growth Sales Segment Margin EPS NPI, HGR Penetration Offsetting Slow Macros Up 3% Reported 3% Organic Exceeded EPS Guidance Range Margin Performance In - Line with 2018 Targets Up 30 bps 70 bps ex - OEM Incentives Up 12% FCF Capex Up 16% YoY 15% Dividend Rate Increase Up 16% 16.3% 16.6% $3.4B $3.9B $40.5B 4Q14 OEM Incentives ~$184M 4Q14 OEM Incentives Note: EPS, V% Exclude Pension Mark - To - Market Adjustment; FCF = Cash Flow From Operations Less Capital Expenditures

6 Discussion Of 2015 Proxy Matters 2014 Growth Compared To Peer Median Note: Reflects Fiscal Year 2014 Results; HON Net Income And EPS Exclude Pension MTM; Peer Median Reflects Compensation Peer G rou p Median (AA Excluded From Net Income And EPS Due To Loss In 2013); Multi - Industry Peer Median Includes GE, EMR, MMM, and UTX *Excludes Impact Of $184M In 4Q 2014 OEM Incentive Payments. Sales Growth On A Reported Basis Was 3.2%. **ROIC = Net Income Before Interest  Net Investment (2 - Point Average) Net Income Before Interest = Net Income (Honeywell Ex - Pension MTM) + After - Tax Interest Net Investment = Book Value of Equity + Total Debt Sales EPS Net Income ROIC* * HON Growth Outpacing Peers

7 Discussion Of 2015 Proxy Matters Incentive Plan Performance Targets Challenging Goals; Aligned With L - T Growth Targets Performance Targets (Total HON) (3 - Metrics, Equally Weighted – M&A Excluded) 1. Total Sales (for 2 - years): $82.74 Billion » 3.9% CAGR (2013 Sales = $39.06B) 2. 2015 Segment Margin: 17.3% » 100 bps Improvement Vs 2013 3. 2015 ROI: 22.8% » 120 bps Improvement Vs 2013 Long - Term (2014 - 2015 Growth Plan) Short - Term (2014 ICP) Pre-Established ICP Goals 2013 Actual 2014 ICP Targets 2014 Target vs. 2013 2014 Actual* 2014 vs. 2013 Actual EPS* $4.97 $5.45 9.7% $5.56 12% Free Cash Flow** 3,808 3,914 2.8% 4,001 5% WC Turns 7.0 7.2 .2 turns 7.0 flat * EPS, V% Exclude Pension Mark-To-Market Adjustment ** For 2013-2014 ICP Purposes, FCF Measured Prior to Any Cash Pension Contributions, NARCO Trust Establishment Payments, and Cash Taxes Relating to the Sale of Available for Sale Investments

8 Discussion Of 2015 Proxy Matters 5 - Year Net Income And EPS Growth Note: 2009 - 2014 Fiscal Year Data *Net Income attributable to HON and EPS exclude pension mark - to - market adjustment **Comp Peer Med represents median of the Compensation Peer Group excluding AA, JCI, and TXT due to negative earnings in 2009 (7%) (5%) (9%) (2%) +5% Dil. Share Count Δ Net Income CAGR EPS CAGR 11% EPS CAGR 7% NI CAGR Comp Peer Median ** (7%) Comp Peer Med** HON EPS Reflects Operational Performance

9 Discussion Of 2015 Proxy Matters 5 - Year Cumulative TSR Comp Peer Median Or “Comp” Reflects Compensation Peer Group Median Multi - Industry Peer Median Or “Multi” Includes EMR, GE, MMM & UTX (Peers With Most Similar Profile To HON) As Of Market Close On December 31, 2014 (Total Shareholder Return %) Annual TSR: • HON = 40% • Comp = 22% • Multi = 20% • S&P = 15% 2010 2011 2012 2013 2014 Annual TSR: • HON = 20% • Comp = 17% • Multi = 17% • S&P = 16% Annual TSR: • HON = 47% • Comp = 49% • Multi = 40% • S&P = 32% Annual TSR: • HON = 12% • Comp =16% • Multi = (2%) • S&P = 14% 5 - Year Cumulative TSR 5 - Year: 88 th Percentile TSR Vs. All Comp Peers 3 - Year (2012 - 2014) Cumulative TSR (56 th percentile) • HON = 97% • Comp = 89% • Multi = 62% • S&P = 75% Annual TSR: • HON = 5% • Comp = (4%) • Multi = (4%) • S&P = 2%

10 Discussion Of 2015 Proxy Matters ($B) Segment Profit / Margin Sales $46 - 51 18.5 - 20.0% 17.0% $40.5 • Sales Headwinds ~$1 - 2B Over 5 - Year Plan − Global GDP Growth, F/X • Key Inflection Points In 2016 And 2017 • HGR Momentum Continues • HOS Gold Acceleration Across 74 Enterprises • FT Drives Margin Expansion • Growth From HOS Gold, HUE, HGR, Software • Restructuring Benefits $39.1 16.3% Adding $7 - 12B Of Sales +220 - 370 Bps *Excludes 4Q14 $184M OEM Incentives 2018 Organic Growth Targets Targeting Double - Digit Earnings Growth

11 Discussion Of 2015 Proxy Matters 2014 Leadership And Organizational Changes

12 Discussion Of 2015 Proxy Matters 2014 Leadership Changes • Retirement of CFO, Dave Anderson; Promotion of Thomas Szlosek - Szlosek joined HON in 2004, served as HON’s Controller and CFO of ACS • Promotion Of Two New Divisional CEOs - Alex Ismail becomes President/CEO of ACS  Ismail was formerly President/CEO of Transportation Systems, groomed for ACS CEO position for one year as President of ESS - Darius Adamczyk becomes President and CEO of PMT  Adamczyk was formerly President/CEO of Honeywell Process Solutions, deep experience in oil, petrochemicals and gas processing • Promotion Of Two New Vice Chairmen ̵ Roger Fradin becomes Vice Chairman, responsible for advancing HON’s M&A strategy, High Growth Region expansion and internal operations improvements  Fradin was formerly President/CEO of ACS, which more than doubled from an $8B mainly U.S. business to a $17B global business during his tenure ̵ Andreas Kramvis also becomes Vice Chairman, responsible for deployment of HOS Gold, advancing Honeywell’s software initiative and HGR expansion  Kramvis was formerly President/CEO of PMT, a $7B highly profitable business Talent Succession Planning Successfully Deployed

13 Discussion Of 2015 Proxy Matters 2014 Organizational Changes Commitment To Continued Evolution As A Company Aerospace (w/ Transportation Systems) Automation and Control Solutions Performance Materials and Technologies 2014 Sales: $15.8B* 2014 Sales: $14.5B 2014 Sales: $10.2B • Segment Consolidation ̵ Under a realigned segment reporting structure, there are now three business segments:  Aerospace, Automation and Control Solutions (ACS) and Performance Materials and Technologies (PMT) ̵ Transportation Systems is now part of Aerospace  Following sale of Friction Materials, realignment takes advantage of engineering and technology similarities and shared operating practices • Moved Honeywell Process Solutions (HPS) From ACS To PMT ̵ Better aligns Honeywell’s technology and service offerings to the oil, gas and petrochemicals industries; more efficiently leverages customer and sales synergies *Excludes 4Q14 $184M OEM Incentives

14 Discussion Of 2015 Proxy Matters Executive Compensation

15 Discussion Of 2015 Proxy Matters Executive Compensation Program – 2014 • Base Pay - 2014 Merit Increases: 5% for CEO; 0% - 9% other NEOs. No merits in 2013 - 2 NEO’s with promotional increases (new CFO/ new Vice - Chairman) • ICP – Annual S - T Incentive Plan - Payouts for 2014 ranged from 91% to 168% of Target based on performance against pre - established goals, business group differentiation and assessment of year - over - year results • Growth Plan – Long - Term - New 2014 - 2015 performance cycle awards granted; grant sizes similar to last cycle - Performance cycles do not overlap (i.e., no grant in 2015). 3.2 year payout cycle - 100% formulaic: Plan targets aligned with 2018 Long - Term Targets for Revenue and Segment Margin • Annual Stock Options – Long - Term - # Granted down 11% - 20% vs. 2013; grant date value up due to increasing stock price - 100% at - risk; only has value if stock price appreciates; strengthens ownership mindset - Focuses executives on taking actions that create shareowner value Consistent And Balanced Approach To Executive Comp 17% 17% 22% 44% Base Salary ICP Growth Plan Stock Options 17% 83% Fixed Variable 9% 17% 24% 50% Base Salary ICP Growth Plan Stock Options 9% 91% Fixed Variable CEO Other NEOs

16 Discussion Of 2015 Proxy Matters 0 50 100 150 200 250 300 350 400 450 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Shareowner Value Creation: Mr. Cote’s Tenure CEO Track Record: Long - Term Outperformance HON +316% S&P +134% Comp Peers +200% Indexed (January 1, 2003 to December 31, 2014); Comp Peers Reflects Compensation Peer Group Median Dec - 14 HON S&P Comp Peers TSR - Cum. Growth 458% 199% 301% 100 th percentile TSR relative to all Comp Peers since 2003 Note: Honeywell’s current 14 - company Compensation Peer Group has remained the same since 2009.

17 Discussion Of 2015 Proxy Matters CEO Track Record 2003 2014 EPS Excludes Pension Mark - to - Market (MTM) Adjustment 2014 Revenue, Segment Profit Exclude 4Q14 $184M OEM Incentives Free Cash Flow = Cash Flow from Operations less Capital Expenditures 2003 2014 2003 2014 2003 2014 2003 2014 Business Performance ICP Plan (Total Company) 2003 2014 EPS Up 268% Segment Profit Up 193% ICP Spend Up 13% Free Cash Flow Up 155% # of ICP Eligibles Down (5%) Sales Up 83% Growing The Company; Effectively Managing Costs

18 Discussion Of 2015 Proxy Matters CEO Pay - For - Performance Alignment (1) Reflects the year - to - year performance indexed to a 2010 base year for operating performance metrics and 2009 base year for total shareowner return (“TSR”), at 100. The TSR point above each column is the TSR for the preceding year as long - term incentive compensation decisions (annual stock options an d biennial Growth Plan Unit awards) are made in February with reference to prior year TSR. EPS excludes pension mark - to - market. Sales and Segment Profit exclude the impact o f 4Q 2014 OEM Incentive Payments.) (2) The 2014 CEO Total ADC bar includes 50% of the target award for the 2014 - 2015 Growth Plan cycle, even though the performance cyc le is still in progress. The 2013 and 2012 CEO Total ADC bars each include 50% of the actual award earned for the 2012 - 2013 Growth Plan cycle consistent with how the Commi ttee views compensation. The 2010 and 2011 CEO Total ADC bars each include 50% of the actual award earned for the 2010 - 2011 Growth Plan performance cycle. $5m retenti on in 2014 shown separately. Performance Grant: Strengthens Retention Through 2017 $24,084 $25,450 $20,402 $20,393 $21,932 0 20 40 60 80 100 120 140 160 180 200 220 240 260 2010 2011 2012 2013 2014 CEO Comp ADC ($000) (2) Indexed Values (1) TSR - Prior Year Pro Forma EPS Segment Profit Sales $5,000 Retention

19 Discussion Of 2015 Proxy Matters Aggregate Change In CEO’s Pension Value 2014 Pension Increase Driven By Discount Rate Decline 2015 Proxy Anomaly: • Summary Comp Table (SCT) will show a $5.6 million increase in Mr. Cote’s Pension Value for 2014 • $4.6 million of the increase is due exclusively to a decrease in the discount rate x Declined from 4.89% at 12/31/2013 to 4.08% at 12/31/2014 • There were no changes made to his pension formula during the year • Excluding discount rate impact, increase was less than $1 million • In 2013, Mr. Cote’s pension value decreased by ($3,020,666) x Negative amounts are not reflected on the SCT under SEC reporting rules • Will impact other NEOs as well (to lesser extent)

20 Discussion Of 2015 Proxy Matters Situational: Succession Plan - Related Actions CEO Retention Agreement - December 2014 Aimed at retaining Dave Cote through at least 12/31/2017 and driving superior relative TSR • Performance Stock Options with target value of $5M; cliff vests on 12/31/2017 - Award based on HON’s three - year TSR vs. the Comp Peer Group (Target = 60 th percentile) • Outstanding equity awards vest upon retirement after 12/31/2017; Subject to Conditions: - Must give Board 6 - months notice of intent to retire - Restrictive covenants and clawbacks apply - Any performance awards remain subject to performance conditions • Addresses Shareowner questions on timing for next three years Vice Chairmen Retention – April 2014 • For two Vice Chairmen: If stay until March 2017, prior equity continues to vest after retirement • Contingent on satisfactory performance in their new roles Performance - Adjusted RSUs (R - TSR) – July 2014 Issued to certain NEOs in connection with Retention & Succession Plan review by Board • Target value ~$2 to $3 million each. NOT issued to CEO • Longer - term vesting (3 to 7 years) tied to succession plan objectives To Maintain Focus During Critical Transition Period

21 Discussion Of 2015 Proxy Matters Shareholder Proposals

22 Discussion Of 2015 Proxy Matters Separation Of Chair And CEO • We made significant changes to address shareowner concerns so that there is “another voice” in the HON Boardroom. • Our Board created the role of “Lead Director” with the following duties, responsibilities and authority: - Term : A minimum one - year term based on seniority; each April, if the next most senior Director elects to do so, he or she assumes the role - Board Agenda : Review, and have the opportunity to make changes to, Board meeting agendas and Board meeting schedules - Board Materials : Review, and have the opportunity to make changes to, presentation material and other written information provided to directors for Board meetings - Executive Sessions : Preside at all executive sessions of the Board where the Chairman is not present (occurs at least quarterly) - Liaison : Serve as liaison between the Chairman and the independent directors to provide feedback from executive sessions - Shareholder Contact : Be available for consultation and direct communications with our shareowners » In addition, Chair of Governance Committee also designated as permanent point of contact - Special Meetings : Call meetings of the non - employee directors when necessary and appropriate. • The lead director role replaces our previous rotating, “presiding director” role. Listening To Our Shareholders

23 Discussion Of 2015 Proxy Matters Other Factors Related To Vote On “Separation” • In addition to new Lead Director role investors should be mindful of the following: - No recent CEO transitions  Consistent leadership since 2002 - Director/CEO tenure  Average tenure of our board is 7.8 years, versus 8.4 years for the S&P 500  Dave Cote is widely recognized as one of the US’ great CEOs and has served HON since 2002 - Other than the CEO, HON’s Board and Committees are 100% independent - No poor compensation practices  91% of shareholders supported HON in its 2014 “say on pay” vote - Sustained TSR performance (as of December 31, 2014, HON TSR vs Comp Peer Median) Evolving Governance Structure 10 Year TSR: 260% ( vs 167% Comp Peers ) 5 Year TSR: 187% ( vs 126% Comp Peers ) 3 Year TSR: 97% (vs 89% Comp Peers) 1 Year TSR: 12% ( vs 16% Comp Peers )

24 Discussion Of 2015 Proxy Matters The Board Opposes Action By Written Consent Written Consent Undermines Annual Proxy Process • Written consent undermines shareowner democracy; allows insurgent shareholders to act outside the shareowners’ meeting: - Compared to formal proxy process, l acks procedural protections and ability of both sides to communicate with shareowners; - Allows narrow, parochial interests to distract management and the board and waste resources; and - Undermines annual shareowners meeting process; allows for removal of b oard of directors without cause immediately following board meeting. • Honeywell shareowners already able to call special meeting based on vote of 20% of outstanding shares • Honeywell shareowners have adequate opportunity for their voices to be heard: - Annual election of directors and majority voting in uncontested elections; - Shareowner approval of poison pills; - Elimination of supermajority voting; - Year - round engagement of management with shareowners; and - Chair of Governance Committee is permanent point of contact for shareowner feedback (added in 2013).

25 Discussion Of 2015 Proxy Matters No Use Of HON Funds For Political Purposes Political Contributions/Lobbying Disclosure • We revamped our disclosure on political contributions/lobbying - Available on our website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”) - Improved disclosure focuses on: top legislative and regulatory priorities; our internal government relations organization; and, greater detail on board oversight • In 2014 CPA - Zicklin Index, our enhanced disclosure ranked in the “First Tier” with a score of 80% • Versus 2013 CPA - Zicklin Index, moved from “Third Tier” with a score of 57% • We have not made any political contributions using corporate funds since at least 2009 - No intention of using corporate funds for political purposes - Political activities/lobbying not perceived as high risk for HON • We maintain a rigorous compliance process to ensure political activities are lawful, properly disclosed and aligned with our Code of Business Conduct - Gov’t Relations group reports into HON’s law department - Board oversight provided by the Corporate Governance and Responsibility Committee which consists entirely of independent, non - employee directors

26 Discussion Of 2015 Proxy Matters Board Structure/Tenure

27 Discussion Of 2015 Proxy Matters Diverse Board With Appropriate Average Tenure “Best In Class” Board Composition Director Tenure • The Board carefully considers the appropriate balance among new, mid and long - tenured directors . Director Diversity • Diversity a core value of Honeywell, and Board composition reflects diversity of gender, race, ethnicity and nationality: . Women Hispanic African - American Non - U.S. Citizens No. of HON Directors 3 3 2 2 % of Independent HON Directors 25% 25% 17% 17%

28 Discussion Of 2015 Proxy Matters Appendix Reconciliation of non - GAAP Measures to GAAP Measures

29 Discussion Of 2015 Proxy Matters ($B) 2003 Segment Profit $2.4 Stock Based Compensation (1) - Repositioning and Other (2, 3) (0.2) Pension Ongoing Expense (2) (0.1) Pension Mark-to-Market Adjustment (2) (0.2) Other Postretirement Expense (2) (0.2) Operating Income $1.7 (1) Stock Based Compensation included in Segment Profit. (2) Included in cost of products and services sold and selling, general and administrative expenses. (3) Includes repositioning, asbestos and environmental expenses. Reconciliation Of Segment Profit To Operating Income

30 Discussion Of 2015 Proxy Matters Reconciliation Of Segment Profit To Operating Income And Calculation Of Segment Profit And Operating Income Margins ($M) 2010 2011 2012 2013 2014 Segment Profit $4,485 $5,357 $5,879 $6,351 $6,696 Stock Based Compensation (1) (163) (168) (170) (170) (187) Repositioning and Other (1, 2) (626) (794) (488) (699) (634) Pension Ongoing (Expense)/Income (1) (185) (105) (36) 90 254 Pension Mark-to-Market Adjustment (1) (471) (1,802) (957) (51) (249) Other Postretirement Income/(Expense) (1) (29) 86 (72) (20) (49) Operating Income $3,011 $2,574 $4,156 $5,501 $5,831 Segment Profit $4,485 $5,357 $5,879 $6,351 $6,696 ÷ Sales 32,350 36,529 37,665 39,055 40,306 Segment Profit Margin % 13.9% 14.7% 15.6% 16.3% 16.6% Operating Income $3,011 $2,574 $4,156 $5,501 $5,831 ÷ Sales 32,350 36,529 37,665 39,055 40,306 Operating Income Margin % 9.3% 7.0% 11.0% 14.1% 14.5% (1) Included in cost of products and services sold and selling, general and administrative expenses. (2) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

Reconciliation Of EPS To EPS, Excluding Pension Mark-to-Market Adjustment

Honeywell

	2003[1]
EPS, Previously Reported	$1.50
Effect of Pension Accounting Change	(0.11)
EPS	$1.39
Pension Mark-to-Market adjustment	0.12
EPS, Excluding Pension Mark-to-Market Adjustment	$1.51

	2009[2]	2010[3]	2011[4]	2012[5]	2013[6]	2014[7]
EPS	$2.05	$2.59	$2.61	$3.69	$4.92	$5.33
Pension Mark-to-Market Adjustment	0.64	0.41	1.44	0.79	0.05	0.23
EPS, Excluding Pension Mark-to-Market Adjustment	$2.69	$3.00	$4.05	$4.48	$4.97	$5.56

(1) Utilizes weighted average shares of 862.1million. Mark-to-market uses a blended tax rate of 33.5% for 2003

(2) Utilizes weighted average shares of 755.7 million. Mark-to-market uses a blended tax rate of 34.4% for 2009

(3) Utilizes weighted average shares of 780.9 million. Mark-to-market uses a blended tax rate of 32.3% for 2010

(4) Utilizes weighted average shares of 791.6 million. Mark-to-market uses a blended tax rate of 36.9% for 2011

(5) Utilizes weighted average shares of 791.9 million. Mark-to-market uses a blended tax rate of 35.0% for 2012

(6) Utilizes weighted average shares of 797.3 million. Mark-to-market uses a blended tax rate of 25.5% for 2013

(7) Utilizes weighted average shares of 795.2 million. Mark-to-market uses a blended tax rate of 28.1% for 2014

31

Discussion Of 2015 Proxy Matters

32 Discussion Of 2015 Proxy Matters Reconciliation Of Cash Provided By Operating Activities To Free Cash Flow ($M) 2003 2013 2014 Cash Provided by Operating Activities $2,199 $4,335 $5,024 Expenditures for Property, Plant and Equipment (655) (947) (1,094) Free Cash Flow $1,544 $3,388 $3,930

33 Discussion Of 2015 Proxy Matters Reconciliation Of Net Income To Net Income, Excluding Pension Mark - to - Market Adjustment ($M) 2009 2014 Net Income Attributable to Honeywell $1,548 $4,239 Pension Mark-to-Market Adjustment, Net of Tax (1) 486 179 Net Income Attributable to Honeywell Excluding $2,034 $4,418 Pension Mark-to-Market Adjustment (1) Mark-to-market uses a blended tax rate of 34.4% and 28.1% for 2009 and 2014, respectively

34 Discussion Of 2015 Proxy Matters Discontinued Operations Reconciliation ($B) 2003 Sales - Total Honeywell $23.1 Sales - CPG 1.0 Sales - Continuing Operations $22.1